EXHIBIT (5)(a)

FORM OF APPLICATION

TRANSAMERICA ASCENT

VARIABLE ANNUITY APPLICATION

Mail the application and a check to:

Transamerica Life Insurance Company

Mailing Address:

4333 Edgewood Road NE, Cedar Rapids, IA 52499

Telephone: (800) 525-6205

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Fraud and Disclosure Statements

For Applicants in AZ

Upon your written request, the Company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for any reason you are not satisfied with the contract, you may return it within thirty days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any amounts allocated to any separate accounts under the policy or contract on the date the returned policy is received by the insurer.

For Applicants in AR, WV

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in CO

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department or regulatory agencies.

For Applicants in DC

WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For Applicants in KY

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

For Applicants in ME

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

For Applicants in NM

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO CIVIL FINES AND CRIMINAL PENALTIES.

For Applicants in NJ

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For Applicants in OH

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

For Applicants in OK

WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Must be returned with Completed Application

Fraud and Disclosure Statements (continued)

For Applicants in TN, VA

It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

For Applicants in WA

It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

Under the Washington Uniform Transfers to Minors Act, extending custodianship to age twenty-five may cause you to lose your annual exclusion from Federal Gift Tax. We recommend you seek the advice of your tax counsel prior to making this election.

Must be returned with Completed Application

TRANSAMERICA ASCENT
VARIABLE ANNUITY APPLICATION
Home Office: Cedar Rapids, IA
Mailing Address: Transamerica Life Insurance Company
4333 Edgewood Road NE, Cedar Rapids, IA 52499
Telephone: (800) 525-6205

1. ANNUITANT

Full Name:____________________________________________________________________________________________

Residential Address:* __________________________________	City, State, Zip: ________________________________

Mailing Address:_______________________________________	City, State, Zip:___________________________________

SSN/TIN: _______________________________________	Date of Birth:______________________________________

Telephone: _______________________________________	E-mail Address: ______________________________

Sex: ☐ Male	Citizenship: ☐ U.S. Citizen/Resident Alien

☐ Female	☐ Non-Resident Alien (Country of Residence: )

*	Residential Address must be completed and cannot be a P.O. Box.

2. OWNERSHIP

A. PRIMARY OWNER

☐ Same as Annuitant _________________________________	Linking Number (if applicable): _______________________

Full Name: ________________________________________________________________________________________

Residential Address:* _______________________________	City, State, Zip: ___________________________________

Mailing Address: __________________________________	City, State, Zip: ___________________________________

SSN/TIN: _________________________________________	Date of Birth: _____________________________________

Telephone: ________________________________________	E-mail Address: ___________________________________

Sex:☐ Male	Citizenship: ☐ U.S. Citizen/Resident Alien

☐ Female	☐ Non-Resident Alien (Country of Residence: )

B. JOINT OWNER (if applicable)

Relationship to Primary Owner: ______________________________________________________________________________

Full Name: ____________________________________________________________________________________________

Residential Address:* _______________________________________	City, State, Zip: _________________

Mailing Address: ____________________________________________	City, State, Zip: ________________

SSN/TIN: ______________________________________________	Date of Birth: _________________

Telephone: ______________________________________________	E-mail Address: ________________

Sex: ☐ Male	Citizenship: ☐ U.S. Citizen/Resident Alien

☐ Female	☐ Non-Resident Alien (Country of Residence:_________________)

*	Residential Address must be completed and cannot be a P.O. Box.

A Trustee Certification Form is required if a Trust is named as Owner.

3. BENEFICIARY DESIGNATION (If there are more than 3 beneficiaries, attach a separate sheet)

Full Name: __________________________________________________________________________________________________

Relationship: ________________________________________________________________________________________________

Mailing Address: _______________________________________	City, State, Zip: ______________________________________

SSN/TIN: _____________________________________________	Date of Birth: ________________________________________

Sex: ☐ Male ☐ Female	☐ Primary ☐ Contingent _________%

Full Name: __________________________________________________________________________________________________

Relationship: ________________________________________________________________________________________________

Mailing Address: _______________________________________	City, State, Zip: ______________________________________

SSN/TIN: _____________________________________________	Date of Birth: ________________________________________

Sex: ☐ Male ☐ Female	☐ Primary ☐ Contingent _________%

Full Name: __________________________________________________________________________________________________

Relationship: ________________________________________________________________________________________________

Mailing Address: _______________________________________	City, State, Zip: ______________________________________

SSN/TIN: _____________________________________________	Date of Birth: ________________________________________

Sex: ☐ Male ☐ Female	☐ Primary ☐ Contingent _________%

Beneficiary designation(s) must total 100%.

A Trustee Certification Form is required if a Trust is named as Beneficiary.

4. INITIAL PURCHASE PAYMENT

☐ Check/Wire Enclosed $ _____________________________

☐ Carrier to request release of funds $____________________

☐ Agent/Client to request release of funds $ _______________

5. NON-QUALIFIED INFORMATION

☐ New Money

☐ 1035 Exchange

☐ CD/Mutual Fund Liquidation

6. QUALIFIED INFORMATION

☐  IRA    ☐  Roth IRA    ☐  SEP/IRA    ☐  403(b)    ☐  401(k)    ☐  Other

Source of Funds:

☐ New Money: Tax Year                      (Defaults to Current Calendar Year)

☐ Trustee to Trustee Transfer

☐ Rollover From:

      ☐   IRA

      ☐  ROTH IRA - Date first established

      ☐  SEP/IRA

      ☐  403(b)

      ☐  401(k)

      ☐  Converted ROTH - Date of conversion

      ☐  Other _______________

7. GUARANTEED DEATH BENEFITS

If no option is specified, the Return of Premium Death Benefit will apply. Your selection cannot be changed after the policy has been issued.

☐ Return of Premium Death Benefit (Issue Ages: 0 to 90)

☐ Annual Step Up (Issue Ages: 0 to 75)

Additional Death Benefit Riders (only one Additional Death Benefit can be elected):

☐ Additional Death Distribution (ADD) (Issue Ages: 0 to 80) Not available in MN and WA

☐ Additional Death Distribution Plus (ADD +) (Issue Ages: 0 to 75) Not available in MN, NJ and WA

8. AVAILABLE LIVING/WITHDRAWAL BENEFIT RIDERS

For the description and applicable fees for the rider(s) listed below, check the prospectus. If a rider is not selected, it will not apply.

Living/Withdrawal Benefit Riders (only one Living/Withdrawal Benefit can be elected):

☐ Income Select for Life (ISFL) (Issue Ages: 0 to 80)

☐ Single

☐ Joint (If Joint, Sections 2B or 3 must be completed for Joint Owner or Sole Beneficiary, whichever is applicable. Sole beneficiary must be a spouse.)

Select one of the following options:

☐ Income Only	OR	☐ Income with (can select more than one of the options listed below):
☐ Growth
☐ Death Benefit Not available in NJ
☐ Income Enhancement

9. OTHER AVAILABLE RIDERS

For the description and applicable fees for the rider(s) listed below, check the prospectus. If a rider is not selected, it will not apply.

Additional Rider Options:

☐ Access Rider (Issue Ages: 0 to 90)

10. PORTFOLIO INVESTMENT STRATEGY

☐ Immediate Investment (Future Premium Allocations will be invested in this manner unless otherwise specified.)

I elect to allocate 100% of my contributions according to the percentage(s) listed in “Immediate Investment Allocation”. Complete Section 11. For CA Residents age 60 and over, please include the Immediate Investment Form.

☐ Dollar Cost Averaging (DCA) Program

I elect to allocate 100% of my contributions according to the percentage(s) listed in “Dollar Cost Averaging Program”. Complete Section 12.

☐ Combined: Immediate Investment and DCA Program

Please complete Section 11 and Section 12.

11. IMMEDIATE INVESTMENT/COMBINED ALLOCATION

Portion of Initial Premium to be allocated to Dollar Cost Average Program (if applicable):

____.0% Dollar Cost Averaging ($500 minimum) - Please complete Section 12

Portion of Initial Premium to be immediately invested:

Fixed Accounts:*
____.0% 1 Year Fixed Guaranteed Period Option (1)	____.0% 5 Year Fixed Guaranteed Period Option(1)
____.0% 3 Year Fixed Guaranteed Period Option (1)	____.0% 7 Year Fixed Guaranteed Period Option(1)
Variable Sub-Accounts:
____.0% Transamerica Money Market - Service Class (1)
____.0% Asset Allocation - Conservative Portfolio - Service Class (1)
____.0% Asset Allocation - Moderate Portfolio - Service Class (1)
____.0% Asset Allocation - Moderate Growth Portfolio - Service Class (1)
____.0% International Moderate Growth Fund- Service Class (1)
____.0% Transamerica Balanced-Service Class (1)

____.0% Asset Allocation - Growth Portfolio - Service Class	____.0% Marsico Growth - Service Class
____.0% AIM V.I. Basic Value Fund - Series II	____.0% MFS High Yield - Service Class
____.0% AIM V.I. Capital Appreciation Fund - Series II	____.0% MFS New Discovery Series - Service Class
____.0% AllianceBernstein Growth and Income Portfolio-Class B	____.0% MFS International Equity - Service Class
____.0% AllianceBernstein Large Cap Growth Portfolio-Class B	____.0% MFS Total Return Series - Service Class
____.0% American Century Large Company Value - Service Class	____.0% Mutual Shares Securities Fund - Class 2
____.0% BlackRock Large Cap Value-Service Class	____.0% PIMCO Total Return - Service Class
____.0% Capital Guardian Global - Service Class	____.0% Templeton Foreign Securities Fund - Class 2
____.0% Capital Guardian U.S. Equity - Service Class	____.0% Templeton Transamerica Global - Service Class
____.0% Capital Guardian Value - Service Class	____.0% Transamerica Convertible Securities - Service Class
____.0% Clarion Global Real Estate Securities - Service Class	____.0% Transamerica Equity - Service Class
____.0% Fidelity - VIP Contrafund EPortfolio - Service Class 2	____.0% Transamerica Growth Opportunities - Service Class
____.0% Fidelity - VIP Equity-Income Portfolio - Service Class 2	____.0% Transamerica Science and Technology - Service Class
____.0% Fidelity - VIP Growth Portfolio - Service Class 2	____.0% Transamerica U.S. Government Securities - Service Class
____.0% Fidelity - VIP Mid Cap Portfolio - Service Class 2	____.0% T. Rowe Price Equity Income - Service Class
____.0% Fidelity - VIP Value Strategies Portfolio - Service Class 2	____.0% T. Rowe Price Growth Stock - Service Class
____.0% Franklin Income Securities Fund - Class 2	____.0% T. Rowe Price Small Cap - Service Class
____.0% Janus Aspen - Mid Cap Growth Portfolio - Service Shares	____.0% Van Kampen Active International Allocation - Service Class
____.0% Janus Aspen - Worldwide Growth Portfolio - Service Shares	____.0% Van Kampen Large Cap Core - Service Class
____.0% Jennison Growth - Service Class	____.0% Van Kampen Mid-Cap Growth - Service Class
____.0% JPMorgan Enhanced Index - Service Class	____.0% Other ____________________
____.0% Legg Mason Partners All Cap - Service Class	____.0% Other ____________________
100%

*	Guaranteed Period Option premium limits may apply. Only the 1 year Guaranteed Period is available in the following states: CT, MN, VT, VA, WA

(1)	If the Income Select for Life Rider is elected in Section 8, allocations are only allowed among these Designated Funds.

12. DOLLAR COST AVERAGING (DCA) PROGRAM

There is a minimum of $500 for each DCA Transfer. The minimum length for a DCA Program is six (6) months.

Transfer from:

☐ DCA Fixed Account

☐ Money Market Account

☐ Transamerica US Government Securities

Frequency:

☐ Monthly    ☐ Quarterly

Number of Transfers:*

☐  4      ☐  6      ☐  8      ☐  12      ☐  24      ☐  Other: _________________

Transfer to Subaccounts:

____.0% Transamerica Money Market - Service Class (1)

____.0% Asset Allocation - Conservative Portfolio - Service Class (1)

____.0% Asset Allocation - Moderate Portfolio - Service Class (1)

____.0% Asset Allocation - Moderate Growth Portfolio - Service Class (1)

____.0% International Moderate Growth Fund- Service Class (1)

____.0% Transamerica Balanced-Service Class (1)

____.0% Asset Allocation - Growth Portfolio - Service Class	____.0% Marsico Growth - Service Class

____.0% AIM V.I. Basic Value Fund - Series II	____.0% MFS High Yield - Service Class

____.0% AIM V.I. Capital Appreciation Fund - Series II	____.0% MFS New Discovery Series - Service Class

____.0% AllianceBernstein Growth and Income Portfolio-Class B	____.0% MFS International Equity - Service Class

____.0% AllianceBernstein Large Cap Growth Portfolio-Class B	____.0% MFS Total Return Series - Service Class

____.0% American Century Large Company Value - Service Class	____.0% Mutual Shares Securities Fund - Class 2

____.0% BlackRock Large Cap Value-Service Class	____.0% PIMCO Total Return - Service Class

____.0% Capital Guardian Global - Service Class	____.0% Templeton Foreign Securities Fund - Class 2

____.0% Capital Guardian U.S. Equity - Service Class	____.0% Templeton Transamerica Global - Service Class

____.0% Capital Guardian Value - Service Class	____.0% Transamerica Convertible Securities - Service Class

____.0% Clarion Global Real Estate Securities - Service Class	____.0% Transamerica Equity - Service Class

____.0% Fidelity - VIP Contrafund ®Portfolio - Service Class 2	____.0% Transamerica Growth Opportunities - Service Class

____.0% Fidelity - VIP Equity-Income Portfolio - Service Class 2	____.0% Transamerica Science and Technology - Service Class

____.0% Fidelity - VIP Growth Portfolio - Service Class 2	____.0% Transamerica U.S. Government Securities - Service Class

____.0% Fidelity - VIP Mid Cap Portfolio - Service Class 2	____.0% T. Rowe Price Equity Income - Service Class

____.0% Fidelity - VIP Value Strategies Portfolio - Service Class 2	____.0% T. Rowe Price Growth Stock - Service Class

____.0% Franklin Income Securities Fund - Class 2	____.0% T. Rowe Price Small Cap - Service Class

____.0% Janus Aspen - Mid Cap Growth Portfolio - Service Shares	____.0% Van Kampen Active International Allocation - Service Class

____.0% Janus Aspen - Worldwide Growth Portfolio - Service Shares	____.0% Van Kampen Large Cap Core - Service Class

____.0% Jennison Growth - Service Class	____.0% Van Kampen Mid-Cap Growth - Service Class

____.0% JPMorgan Enhanced Index - Service Class	____.0% Other ____________________

____.0% Legg Mason Partners All Cap - Service Class	____.0% Other ____________________

100%

*	Massachusetts and Washington applicants, DCA cannot exceed twelve months or four quarters.

(1)	If the Income Select for Life Rider is elected in Section 8, allocations are only allowed among these Designated Funds.

13. ASSET REBALANCING

Rebalancing will not begin until completion of DCA Program, if applicable. Money invested in the Fixed Account is not included. More than one fund must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in “Immediate Investment Allocation,” please complete the Optional Services Form.

I elect Asset Rebalancing: ☐ No     ☐ Yes

Rebalance the variable subaccounts according to my Immediate Investment Allocation using the frequency indicated below.

☐ Monthly     ☐ Quarterly     ☐ Semi-Annually     ☐ Annually

14. REPLACEMENT INFORMATION

A. Do you have any existing annuity/life insurance contracts?

    ☐ No

    ☐ Yes

B. Will this annuity replace or change any existing annuity or life insurance?

    ☐ No

    ☐ Yes (If yes, complete the following and submit the appropriate state replacement form(s) if your state has Replacement           Regulations.)

Company:

Policy #:

15. APPLICANT INFORMATION

☐ Check here if you want to be sent a copy of “Statement of Additional Information.”

A. Did the agent or registered representative present and leave the applicant sales material?

    ☐ No

    ☐ Yes

B. For applicants in North Carolina:

    Do you believe the selected policy will meet your retirement needs and financial objectives?

    ☐ No

    ☐Yes

    Are your other investments and savings adequate to meet planned expenses and possible financial emergencies without need to     liquidate this product and possibly incur a penalty?

    ☐ No

    ☐ Yes

    Do you believe that the selected policy is appropriate for your tax status and meets your tax objectives?

    ☐ No

    ☐ Yes

    Do you understand that you bear the entire investment risk for all amounts you put in the separate account?

    ☐ No

    ☐ Yes

16. TELEPHONE AUTHORIZATION

Please complete this section to authorize you and/or your Agent of record to make transfer requests via our recorded telephone line or internet. If no option is selected, the authorization will default to the Owner(s).

☐ Owner(s) Only     ☐ Owner(s) and Owner’s Agent of record

17. SIGNATURE(S) OF AUTHORIZATION ACCEPTANCE

•

Unless I have notified the Company of a community or marital property interest in this contract, the Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	I am in receipt of a current prospectus for this variable annuity.

•

This application is subject to acceptance by Transamerica Life Insurance Company. If this application is rejected for any reason, Transamerica Life Insurance Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

•	Account values when allocated to any of the subaccounts in Section 11 and Section 12 are not guaranteed as to fixed dollar amount.

•

For Applicants in all states except CT, MN, VT, VA, WA - When funds are allocated to the Fixed Accounts in Section 11, policy values may increase or decrease in accordance with an Excess Interest Adjustment prior to the end of the Guaranteed Period.

•	Connecticut Applicants- An illustration has been provided showing the minimum interest rate percentage applicable to the Fixed Account and I have reviewed it.

THE FIXED ACCOUNT OF THIS POLICY GUARANTEES A MINIMUM INTEREST PERCENTAGE OF 1.50. THIS RATE MAY BE LOWER THAN THE REQUIRED INTEREST RATE FOR CALCULATING MINIMUM SURRENDER VALUES. READ YOUR CONTRACT CAREFULLY.

I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

I have read the Fraud and Disclosure Statements listed on pages 3 and 4 of this application.

Signed at: __________________________________________________________________________________________
City	State

Date: _______________________________________________________________________________

F Owner(s) Signature:	X

F Joint Owner(s) Signature:	X

F Annuitant Signature (if not Owner):	X

18. REPRESENTATIVE/AGENT INFORMATION

A.	Does the applicant have any existing annuity policies or life insurance contracts?

☐ No    ☐ Yes

B.	Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

☐ No     ☐ Yes (If Yes, the applicant must complete and submit with the application, the appropriate state replacement form(s) if the state has Replacement Regulations.)

C.	Did you present and leave the applicant insurer-approved sales material?

☐ No     ☐ Yes

For Connecticut Applicants - I have provided an illustration showing the minimum interest rate percentage applicable to the Fixed Account and reviewed it with the Applicant.

I HAVE MADE REASONABLE EFFORTS TO OBTAIN INFORMATION CONCERNING THE CONSUMER’S FINANCIAL STATUS, TAX STATUS, INVESTMENT OBJECTIVES AND SUCH OTHER INFORMATION USED OR CONSIDERED TO BE REASONABLE IN MAKING THE ANNUITY RECOMMENDATION AND FIND THE ANNUITY BEING APPLIED FOR APPROPRIATE FOR HIS/HER NEEDS.

#1: Registered Representative/Licensed Agent

Print First Name: _______________________________________________________________________________

Print Last Name: ________________________________________________________________________________

F Signature:	X

Representative/Agent ID Number: __________________________________________________________________

Email Address (Optional): ________________________________________________________________________

Phone Number: ________________________________________________________________________________

Firm Name: ________________________________________________________________________________________

Firm Address: _______________________________________________________________________________

#2: Registered Representative/Licensed Agent

Print First Name: ________________________________________________________________________________

Print Last Name: ________________________________________________________________________________

F Signature:	X

Representative/Agent ID Number: _________________________________________________________________

Email Address (Optional): _______________________________________________________________________

Phone Number: __________________________________________________________________________________

For Representative/Agent Use Only - Contact your home office for program information.

☐	Option A (not available with the Access Rider)
☐	Option B (not available with the Access Rider)
☐	Option C (only available with the Access Rider)

(Once selected, program cannot be changed)